EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
between
CP SHIPS LIMITED
as Issuer,
and
MORGAN STANLEY & CO. INCORPORATED
and
RBC CAPITAL MARKETS CORPORATION
as Initial Purchasers
Dated February 24, 2004

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of February 24, 2004 by and between CP Ships Limited, a corporation existing under the laws of the Province of New Brunswick, Canada (the “Company”), and Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation (together, the “Managers”) and the other Initial Purchasers named in the Purchase Agreement referred to below (collectively, the “Initial Purchasers”), for whom the Managers are acting as representatives, pursuant to the Purchase Agreement dated February 19, 2004 (the “Purchase Agreement”), between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
     The Company agrees with the Initial Purchasers (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Shares (as defined herein) issued upon conversion of the Notes (each of the foregoing a “Holder” and together the “Holders”), as follows:
     1.   Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Amounts” has the meaning set forth in Section 2(e) hereof.
     “Additional Interest Accrual Period” has the meaning set forth in Section 2(e) hereof.
     “Additional Interest Amount” has the meaning set forth in Section 2(e) hereof.
     “Additional Interest Payment Date” means each interest payment date under the Indenture in the case of Notes, and each June 30 and December 30 in the case of the Underlying Common Shares.
     “Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.
     “Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(d) hereof.
     “Applicable Conversion Price” means, as of any date of determination, $1,000 divided by the Conversion Rate then in effect as of the date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.
     “ASC” means the Alberta Securities Commission.

     “Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in any of New York, New York; London, England; or Toronto, Canada.
     “Canadian Securities Laws” means the securities laws, rules, regulations and written policy statements of any province or territory of Canada, as the same may be amended from time to time.
     “Claim” has the meaning set forth in Section 8(h) hereof.
     “Common Shares” means the common shares of the Company and associated common share purchase rights and any other shares of capital stock as may constitute “Common Shares” for purposes of the Indenture, including the Underlying Common Shares.
     “Conversion Rate” has the meaning assigned to such term in the Indenture.
     “Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.
     “Effectiveness Period” means a period (subject to extension pursuant to Section 3(i) hereof) of two years after the later of (1) the last date of the original issuance of the Notes, which would include the exercise of the over-allotment option by the Initial Purchasers pursuant to the Purchase Agreement, and (2) the last date that the Company or any of its Affiliates was the owner of such Notes (or any predecessor thereto), or such shorter period of time (x) as permitted by Rule 144(k) under the Securities Act or any successor provisions thereunder, or (y) that will terminate when each of the Registrable Securities covered by the Shelf Registration Statement ceases to be a Registrable Security.
     “Event” has the meaning set forth in Section 2(e) hereof.
     “Event Date” has the meaning set forth in Section 2(e) hereof.
     “Excluded Holder” has the meaning set forth in Section 2(e) hereof.
     “Excluded Taxes” has the meaning set forth in Section 2(e) hereof.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.
     “Holder” has the meaning set forth in the preamble hereto.
     “Indenture” means the Indenture, dated as of February 24, 2004, between the Company and the Bank of New York, as trustee, pursuant to which the Notes are being issued.
     “Initial Purchasers” has the meaning set forth in the preamble hereto.
     “Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

     “Issue Date” means the first date of original issuance of the Notes.
     “Material Event” has the meaning set forth in Section 3(i) hereof.
     “MJDS” means the multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States.
     “Notes” means the 4% Convertible Senior Notes Due 2024 of the Company to be purchased pursuant to the Purchase Agreement.
     “Notice and Questionnaire” means a written notice and questionnaire delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum dated February 19, 2004 relating to the Notes.
     “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of their Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Shelf Registration Statement.
     “Purchase Agreement” has the meaning set forth in the preamble hereto.
     “Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act, or General Instruction II.L to Form F-10), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.
     “Record Holder” means, with respect to any Additional Interest Payment Date for a Note or Underlying Common Share, the registered holder fifteen (15) days prior to such Additional Interest Payment Date.
     “Registrable Securities” means the Notes until such Notes have been converted into the Underlying Common Shares and, at all times subsequent to such conversion, the Underlying Common Shares and any securities into or for which such Underlying Common Shares have been converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (x) the effective registration under the Securities Act and the resale of the registrable securities in accordance with the registration statement; and (y) the expiration of the holding period with respect to the registrable securities under Rule 144(k) under the Securities Act or any successor provisions thereunder.
     “Registration Expenses” has the meaning set forth in Section 5 hereof.
     “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.
     “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.
     “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.
     “Suspension Notice” has the meaning set forth in Section 3(i) hereof.
     “Suspension Period” has the meaning set forth in Section 3(i) hereof.
     “Taxes” has the meaning set forth in Section 2(e) hereof.
     “TIA” means the Trust Indenture Act of 1939, as amended.
     “Trustee” means The Bank of New York, the Trustee under the Indenture.
     “Underlying Common Shares” means the Common Shares into which the Notes are convertible or issued upon any such conversion.
     2.   Shelf Registration. (a)  The Company shall prepare and file or cause to be prepared and filed with the SEC and with the ASC (under MJDS), as may be required, as soon as practicable but in any event by the date (the “Filing Deadline Date”) that is one hundred twenty (120) days after the Issue Date, a prospectus or Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or General Instruction II.L. to Form F-10 (a “Shelf Registration Statement”) registering the resale from time to time by Holders thereof of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form F-10, Form F-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, approved by the Company, and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the

Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company’s security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company’s securities in the Shelf Registration Statement.
     (b)  If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) covering all of the securities that as of the date of such filing are Registrable Securities. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.
     (c)  The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act, the Canadian Securities Laws, or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.
     (d)  Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement; provided that Holders of Registrable Securities shall have at least twenty (20) Business Days from the date on which the Notice and Questionnaire is first sent to such Holders by the Company to complete and return the Notice and Questionnaire to the Company. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees, by submitting a Notice and Questionnaire to the Company, that it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered by a Holder to the Company, and in any event before the later of (x) ten (10) Business Days after such date or (y) ten (10) Business Days after the expiration of any

Suspension Period in effect when the Notice and Questionnaire is delivered or that is put into effect within ten (10) Business Days of such delivery date:
        (i)   if required by applicable law, file with the ASC, if required, and/or the SEC a post-effective amendment to the Shelf Registration Statement or, if required by applicable law, prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed;
        (ii)  provide such Holder a reasonable number of copies of any documents filed pursuant to Section 2(d)(i); and
        (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);
provided, that if such Notice and Questionnaire is delivered during a Suspension Period, or a Suspension Period is put into effect within ten (10) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within ten (10) Business Days after expiration of the Suspension Period in accordance with Section 3(i); provided further that if under applicable law, the Company has more than one option as to the type or manner of making any such filing, the Company shall make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d); provided that the Company shall not be required to file more than one amendment per calendar quarter.
     (e)  The parties hereto agree that the Holders of Registrable Securities will be entitled to receive payment of certain Additional Interest Amounts if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date or (iii) the Initial Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of

Registrable Securities for a period of time (including any Suspension Period) which shall exceed forty-five (45) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an “Event,” and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date on which the duration of the ineffectiveness or unusability of the Initial Shelf Registration Statement in any period exceeds the number of days permitted by clause (iii) hereof in the case of clause (iii), being referred to herein as an “Event Date”). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and the date the Initial Shelf Registration Statement becomes effective or usable again in the case of an Event of the type described in clause (iii).
     Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), the Company agrees to pay, as additional interest on the Notes to Record Holders of Notes and as liquidated damages to Record Holders of Underlying Common Shares issued upon conversion of Notes and not as a penalty, an amount (the “Additional Interest Amount”) at the rate described below, payable periodically on each Additional Interest Payment Date to Record Holders of Notes that are Registrable Securities and of Underlying Common Shares issued upon conversion of Notes that are Registrable Securities, as the case may be, to the extent of, for each such Additional Interest Payment Date, accrued and unpaid Additional Interest Amount to (but excluding) such Additional Interest Payment Date (or, if the Damages Accrual Period shall have ended prior to such Additional Interest Payment Date, the date of the end of the Damages Accrual Period); provided that any Additional Interest Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Shares on a conversion date prior to the Additional Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The Additional Interest Amount shall accrue at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.50%) of (i) the aggregate principal amount of such Notes or, without duplication, (ii) in the case of Notes that have been converted into Underlying Common Shares, the Applicable Conversion Price of such shares of Underlying Common Shares, as the case may be, in each case determined as of the Business Day immediately preceding the next Additional Interest Payment Date. Notwithstanding the foregoing, no Additional Interest Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Additional Interest Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Interest Amounts shall cease

(without in any way limiting the effect of any subsequent Event requiring the payment of Additional Interest Amount by the Company).
     To the extent the Company is required to pay any Additional Interest Amount to Record Holders of Underlying Common Shares issued upon conversion of Notes, the Company agrees that such Additional Interest Amount will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision thereof or within any other jurisdiction in which the Company or any successor entity is organized, incorporated or otherwise resident for tax purposes or from or through which payment is made or by or within any political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Company is required to withhold or deduct any amount for or on account of Taxes from any payment of Additional Interest Amounts, the Company will pay additional amounts (“Additional Amounts”) as liquidated damages, to the extent they may lawfully do so, so that the net amount received by each Record Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Record Holder would have received if such Taxes had not been withheld or deducted. The Company will make a similar payment of Additional Amounts to Record Holders (other than Excluded Holders) of the Underlying Common Shares that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding.
     The Company will not, however, pay Additional Amounts to a Record Holder or a former Record Holder of Underlying Common Shares (“Excluded Holder”) to the extent that the Taxes are imposed or levied:
(a)	due to the fact that the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with such Record Holder or beneficial owner at the time of making such payment;

(b)	by a Relevant Taxing Jurisdiction by reason of the Record Holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Underlying Common Shares or by reason of the receipt of payments or the exercise or enforcement of rights thereunder); or

(c)	by reason of the failure of the Record Holder or beneficial owner, prior to the relevant date on which a payment of Additional Interest Amounts is due and payable (the “Relevant Payment Date”) to comply with the Company’s written request addressed to the Record Holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the Record Holder or beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Record Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).
     In addition, the Company’s obligation to pay Additional Amounts or to reimburse a Record Holder or beneficial owner for Taxes paid by such Holder in respect of Taxes will not apply with respect to:
(d)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(e)	(except as otherwise provided above) any Tax which is payable otherwise than by deduction or withholding from payments of Additional Interest Amounts;

(f)	Taxes imposed on or with respect to any payment by the Company to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of such Underlying Common Share; or

(g)	any combination of the above.
     The Company will make such withholding or deduction as is required by applicable law and remit the amount withheld or deducted to the relevant taxing authority.
     Upon request, the Company will furnish to a Record Holder or beneficial owner copies of tax receipts evidencing the payment of any Taxes by the Company in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company. If notwithstanding the efforts of the Company to obtain such receipts, the same are not obtainable, the Company will provide such Record Holder or beneficial owner with other evidence reasonably satisfactory to the Holder of such payments by the Company.
     The Trustee shall be entitled, on behalf of Holders of Registrable Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest Amount. Notwithstanding the foregoing, the parties agree that the sole compensation payable for a violation of the terms of this Agreement with respect to which compensation is expressly provided shall be such Additional Interest Amount.
     All of the Company’s obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).
     The parties hereto agree that the additional interest and liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by the Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     3.   Registration Procedures.
     In connection with the registration obligations of the Company pursuant to Section 2 hereof, the Company shall:
     (a)  Prepare and file with the ASC, if required, and/or the SEC a Shelf Registration Statement or Shelf Registration Statements on Form F-10 or F-3 or any other appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause each such Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the Principal Regulator, if required, and/or the SEC (but excluding, for greater certainty, other reports filed with the Principal Regulator or with the SEC under the Exchange Act), the Company shall furnish to the Initial Purchasers and counsel for the Holders and for the Initial Purchasers copies of all such documents proposed to be filed within at least three (3) Business Days prior to the filing of such Shelf Registration Statement or Prospectus or amendment or supplement thereto.
     (b)  Subject to Section 3(i), prepare and file with the ASC, if required, and/or the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act or General Instruction II.L. to Form F-10 (or any similar provisions then in force); and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.
     (c)  As promptly as practicable give notice to the Notice Holders, the Initial Purchasers and counsel for the Holders and for the Initial Purchasers (i) when any Prospectus, prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and the Principal Regulator, if required, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information relating to the Shelf Registration Statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Shelf Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(i) shall apply.
     (d)  Use its reasonable best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.
     (e)  If requested by the Initial Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as the Initial Purchasers, such Notice Holder or counsel for the Holders and for the Initial Purchasers shall determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(e) that, in the opinion of counsel for the Company, are not in compliance with applicable law.
     (f)  As promptly as practicable furnish to each Notice Holder, counsel for the Notice Holders and for the Initial Purchasers and the Initial Purchasers, upon request and without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder, such counsel or the Initial Purchasers).
     (g)  During the Effectiveness Period, deliver to each Notice Holder, counsel for the Holders and for the Initial Purchasers and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder and the Initial Purchasers may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.
     (h)  Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.
     (i)  Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development, (each, a “Material Event”) that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders and counsel for the Holders and for the Initial Purchasers that the availability of the Shelf Registration Statement is suspended (a “Suspension Notice”) and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the “Suspension Period”) without the Company accruing or incurring any obligation to pay additional interest pursuant to Section 2(e) shall not exceed forty-five (45) days in any three (3) month period and ninety (90) days in any twelve (12) month period. The Effectiveness Period shall be extended by up to ten (10) Business Days from the expiration of a Suspension Period (and the Company shall incur no obligation to pay Additional Interest during such extension) if such Suspension Period shall be in effect on the final day of the Effectiveness Period.
     (j)  Make reasonably available for inspection during normal business hours by representatives for the Notice Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representatives for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall, at the Company’s request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company, and provided that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.
     (k)  Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

     (l)  Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least (2) Business Days prior to any sale of such Registrable Securities.
     (m)  Provide a CUSIP number for all Registrable Securities covered by each Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Shares with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.
     (n)  Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.
     (o)  Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Canada NewsWire, Reuters Economic Services and Bloomberg Business News.
     (p)  Enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.
     (q)  Cause the Indenture to be qualified under the TIA not later than the effective date of any Shelf Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.
     4.   Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such

Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.
     5.   Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Shelf Registration Statements are declared effective. Such fees and expenses (“Registration Expenses”) shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal, provincial and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions in the United States as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication and mailing expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders in connection with the Shelf Registration Statement; (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Shares and (vi) any Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay its own selling expenses, including any required discounts and commissions, and registration expenses to the extent required by applicable law.
     6.   Indemnification and Contribution.
     (a)  The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all the foregoing persons from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided, that the identification contained in this Section 6(a) shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) on account of any such losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such losses, claims, damages or liabilities arise. In connection with any underwritten offering pursuant to Section 8, the Company will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided herein with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.
     (b)  Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. In connection with any underwritten offering pursuant to Section 8, each Holder will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided herein with respect to the indemnification of the Company, if requested in connection with any Registration Statement.
     (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d)  To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement.
     (e)  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f)  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.
     (g)  The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.
     7.   Information Requirements.  The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder of Registrable Securities may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A, Regulation S and Regulation D under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Shares) under any section of the Exchange Act.
     (b)  The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form F-10 or F-3, as the case may be, in order to allow the Company to be eligible to file registration statements on such forms.

     8.   Miscellaneous.
     (a)  No Inconsistent Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s issued and outstanding securities under any other agreements.
     (b)  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Shares constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Shares into which such Notes are or would be convertible as of the date on which such consent is required). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company and Morgan Stanley & Co. Incorporated, on behalf of itself and the other Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
     (c)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

        (i)   if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;
        (ii)   if to the Company, to:
CP Ships Limited
62-65 Trafalgar Square
London WC2N 5DY
United Kingdom
Attention: General Counsel
Telecopy: +44 (0) 20 7389 6841
with a copy to:
Sidley Austin Brown & Wood LLP
One Threadneedle Street
London
EC2R 8AW
Attention: Thomas Thesing
Telecopy: +44 (0) 29 7626 7937
        (iii)   if to the Initial Purchasers, to:
Morgan Stanley & Co. Incorporated
555 California Street, Suite 2200, Floor 22
San Francisco, California 94104
Attention: Bryan Andrzejewski
Telecopy: +1 415 591 4503
RBC Capital Markets Corporation
One Liberty Plaza
165 Broadway
New York, New York 10006
Attention: Tim Johnston
Telecopy: +1 212 428 6260
or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.
     (d)  Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (e)  Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers or any Holder shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.
     (f)  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.
     (g)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (h)  Governing Law. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (i)  Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     (j)  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, the Indenture and the Notes, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement, the Indenture and the Notes.
     (k)  Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under

Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.
     (l)  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, each Initial Purchaser and each Holder hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company, each Initial Purchaser and each Holder hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers or any indemnified party. Each of the Initial Purchasers, each Holder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, each Initial Purchaser and each Holder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, J.P. LaCasse, Tampa, Florida as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CP SHIPS LIMITED
By:
	Name:	Ray Miles
	Title:	Chief Executive Officer

By:
	Name:	Ian Webber
	Title:	Chief Financial Officer

Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED RBC CAPITAL MARKETS By: MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:

By: RBC CAPITAL MARKETS CORPORATION
By:
Name:
Title: